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                                                                    Exhibit 10.1

                               SWM HOLDINGS, INC.
                             1998 STOCK OPTION PLAN




                                    ARTICLE 1

                                 PURPOSE OF PLAN

            The 1998 Stock Option Plan (the "Plan") of SWM Holdings, Inc. (the "Company"), has been adopted by the Board of Directors of the Company for directors, officers, and key employees of the Company. The Plan is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for the management and growth of the Company with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.


                                    ARTICLE 2

                                   DEFINITIONS

            For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

            "Board" means the Board of Directors of SWM Holdings, Inc.

            "Cause" means, except as otherwise provided by the Committee in the Option Agreement, (i) a Participant's commission of a felony or a crime involving moral turpitude or the commission of fraud with respect to the Company or its affiliates or any other act involving dishonesty or a breach of a legal duty detrimental to the Company or its affiliates, (ii) conduct of a Participant tending to bring the Company or its affiliates into substantial public disgrace or disrepute, (iii) substantial failure or refusal to perform duties as reasonably directed by the Company, or (iv) gross negligence or willful misconduct with respect to the Company or its affiliates.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.


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            "Committee" means the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more non-employee directors as appointed from time to time to serve by the Board.

            "Common Stock" means the Company's Common Stock, par value $.01 per share.

            "Company" means SWM Holdings, Inc., a Delaware corporation, and any subsidiary corporation (as such term is defined in Section 425(f) of the Code) of SWM Holdings, Inc.

            "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

            (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

            (b) the sale, transfer, exchange or other disposition of all or any substantial portion of the assets of the Company on a consolidated basis, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

            (c) any merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company' outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

            "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board.

            "Fair Market Value" of a share of Common Stock as of a given date means, except as otherwise provided by the Committee in the Option Agreement:
(i) the closing price of a share of the Common Stock on the principal exchange on which such shares are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as


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reported by NASDAQ or such successor quotation system; (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. The Committee may hire an independent third party to assist in determining fair market value if the Committee, in its sole discretion, determines it is necessary or appropriate.

            "Participant" means any executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

            "Sale of the Company" means, except as otherwise provided by the Committee in the Option Agreement, a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities.


                                    ARTICLE 3

                                 ADMINISTRATION

            3.1 Committee. Subject to the delegation in Section 3.2, below, the Plan shall be administered by the Committee; provided, however, that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. The Committee shall consist of two or more non-employee directors, appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

            3.2. Delegation by Committee. Except as otherwise determined by the Committee, all rights, powers and duties of the Committee under the Plan (except those granted pursuant to Article 5, Sections 6.1, 6.4, 6.8, 6.9 and 6.11) shall be exercised by the chief executive officer of SWM Holdings, Inc. (the "CEO"), subject to the approval of the Committee.

            3.3 Duties and Powers of the CEO and the Committee. It shall be the duty of the CEO, subject to the approval of the Committee, to conduct the general administration of the Plan in accordance with its provisions. The CEO, subject to the approval of the Committee, shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. All determinations and decisions made by the CEO in good faith and approved by the Committee, and all determinations and


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decisions made by the Committee, under any provision of the Plan or of any
Option granted thereunder shall be final, conclusive and binding on the Participants, the Company and all other persons.

            3.4 Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by the members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully indemnified by the Company in respect to any such action, determination or interpretation.

                                    ARTICLE 4

                         LIMITATION ON AGGREGATE SHARES

            The number of shares of Common Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 200,000 shares; provided, however, that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of
Section 6.11 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.


                                    ARTICLE 5

                                     AWARDS

            5.1 Options. The Committee may grant Options to Participants in accordance with this Article V. The CEO shall submit Option grant proposals to the Committee for approval.

            5.2 Form of Option. Options granted under this Plan shall be nonqualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provision.

            5.3 Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.


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            5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at grant (as reflected in the Option Agreement) or subsequent to grant.

            5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

            5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed 11 years from the date of grant.


                                    ARTICLE 6

                               GENERAL PROVISIONS

            6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

            6.2 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by a designated officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions prescribed herein (including, but not limited to, (i) the right of the Company and such other persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees,
(iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

            6.3 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the registration or qualification of the shares subject to the Options under any state or federal securities or other law, rule or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such registration, qualification, consent or


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approval shall have been effected or obtained free of any conditions not acceptable to the Committee. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

            6.4 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

                  (i) by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

                  (ii) to the extent that the deceased Participant was entitled thereto at the date of the Participant's death, unless otherwise provided by the Committee in such Participant's Option Agreement.

            6.5 Expiration of Options Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment for whatever reason shall expire and be forfeited as of such date; provided, however, that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Option will expire 12 months after the date of the Participant's death or Disability, but in no event after the Expiration Date, (ii) if any Participant is discharged for any reason other than for Cause, such Participant's Option will expire 30 days after the date of the Participant's discharge, but in no event after the Expiration Date.

            6.6 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

            6.7 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or


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without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation and, except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination of a Participant's employment by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable will expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

            6.8 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

            6.9 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

            6.10 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.10 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.


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            6.11 Changes in Common Stock or Assets of the Company, Acquisition
or Liquidation of the Company and Other Corporate Events.

            (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

                  (1) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article 4 on the maximum number and kind of shares which may be issued);

                  (2) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options;

                  (3) the exercise price with respect to any Option; and

                  (4) the financial or other "targets" or "thresholds" specified in each Stock Option Agreement for determining the exercisability of Options.

            (b) Subject to Section 6.11(d), in the event of any Corporate Transaction or other transaction or event described in Section 6.11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                  (5) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the


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      exercise of such Option or realization of the Optionee's rights had such
      Option been currently exercisable in full and exercised in full immediately prior to the occurrence of such transaction or event, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

                  (6) In its sole discretion, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event that the Option cannot be exercised after such event;

                  (7) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (A) this Plan or (B) the provisions of the applicable Option Agreement;

                  (8) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                  (9) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

                  (10) Notwithstanding the foregoing, in the event of any Corporate Transaction, each outstanding Option shall, immediately prior to the effective date of the Corporate Transaction, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Option shall not so accelerate if and to the extent: (A) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof) of (B) the acceleration of exercisability of such Option is subject to other limitations imposed by the Committee at the time of grant. The determination of comparability of rights under the preceding clause (A) shall be made by the Committee, and its determination shall be final, binding and conclusive.


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            (c) The Committee may, in its sole discretion, include such further provisions and limitations in any Option Agreement, as it may deem equitable and in the best interests of the Company.



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